Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Mar-97            31-Mar-97
Distribution Date:    15-Apr-97                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $13,902,260.97    $36.21852689
          Class B Certificate Amount   $1,046,406.74    $36.21787138

(ii)  Interest Distribution
          Class A Certificate Amount   $1,627,268.11     $4.23940062
          Class B Certificate Amount     $127,232.85     $4.40373979

(iii)  Servicing Fee                     $271,279.61     $0.65727164

(iv)  Class A Certificate Balance
         (after principal distributions)             $288,845,294.87
        Class A Pool Factor
         (after principal distributions)                   0.7525072
        Class B Certificate Balance
         (after principal distributions)              $21,741,566.62
        Class B Pool Factor
         (after principal distributions)                   0.7525117

(v)  Total Pool Balance
         (end of Collection Period)                  $310,586,861.49

                                      Current Period      Cumulative
vi)     Defaulted Receivables            $369,508.21   $1,462,848.67
         Liquidation Proceeds            $156,282.51     $422,189.05
         Aggregate Net Losses            $213,225.70   $1,040,659.62

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $15,529,343.07

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $15,529,343.07